Page 1 of2 POWER OF ATTORNEY The undersigned Principal hereby constitutes and appoints Jonathan Richard Nahhat, Agen! the undersigned's true and lawful attorney-in-fact to: (l) Execute for and on behalfofthe undersigned, in the undersigned's capacity as a Seclion 16 fîler of Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), Forms 3, 4 and 5 (and any successor or superseding forms) in accordance with Section l6(a) ofthe Securities Exchange Act of 1934 and the rules thereunder; (2) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and to execute any such Form 3, 4 or 5 (and any successor or superseding forms) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) Take any other action ofany type whatsoever in connection with the foregoing paragraphs I & 2 which, in the opinion of such attomey-in-fact may be of benefit to, in the best interest of, or legally requircd by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf ofthe undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attomey-in-fact's discretion' The undersigned hereby grants to such attomey-in-fact full power and authorþ to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers herein granted specifically with regard to the acts necessary or desirable as rcferenced in the above paragraphs 1,2 8¿3, as fully to all intents and purposes as the undersigued might or could do if personally present, with full power of substitution or revocation, hereby ratifuing and confirming all that such attomey-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or çause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder. This Power of Atforney shall remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivercd to the foregoing attomeys-in-fact. IN WI1NESS WIIEREOF, the undersigned has caused this Power of Atlomey to be executed as of this 3rd day of April, 2025. PRINCIPAL By, ,/Å./&&. - NOTARY OF PRINCIPAL'S SIGNATURE Notary Signature and Seal Placed Here :):'-þft-?r ,,1, ".?) - ---- TIFFANY M. TAYLOR Notãry Pübtlq Strts sf Sflrh frrrot¡s Itly Commisrlon Expùes 0/t/?020 Name: David O. Linton Head of Distribution Westwood Holdings Group, Inc. ISTGNATURES CONTINUE ON THE NEXT PAGEI Applicant

Page2 of2 AGENT Jonathan Richard Nahhat Direotor, Senior Legal Counsel Wesfwood Holdings Group, Inc. By POA from David O. Linton